Exhibit 3.1

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

HERTZ GLOBAL HOLDINGS, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Hertz Global Holdings, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.  Article FIRST of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read in full as follows:

FIRST.  Name.  The name of the corporation is Herc Holdings Inc. (the “Corporation”).

2.  This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3.  This Certificate of Amendment shall be effective as of 4:59 p.m. Eastern Time on June 30, 2016.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be duly executed this 30th day of June, 2016.

HERTZ GLOBAL HOLDINGS, INC.

By:	/s/ Richard J. Frecker
Name:	Richard J. Frecker
Title:	Senior Vice President, Deputy General Counsel, Secretary and Acting General Counsel